Exhibit 99.1
NuStar Energy Covers Distribution in the Fourth Quarter and for the Full-Year 2014
2014 EBITDA and DCF Highest in Partnership’s History
Pipeline and Storage Segment Throughput Volumes Increase to Record Levels in the Fourth Quarter
Recently Closed on Immediately Accretive Transaction to Acquire Full Ownership in Linden, NJ Refined Products Terminal

SAN ANTONIO, January 30, 2015 - NuStar Energy L.P. (NYSE: NS) today announced fourth quarter 2014 distributable cash flow from continuing operations available to limited partners was $95.4 million, or $1.23 per unit, compared to 2013 fourth quarter distributable cash flow from continuing operations available to limited partners of $75.3 million, or $0.97 per unit. For the year ended December 31, 2014, distributable cash flow from continuing operations available to limited partners was $354.8 million, or $4.56 per unit, significantly higher than the $257.8 million, or $3.31 per unit earned in 2013.

“2014 was a great year for NuStar,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.  “We were able to achieve our primary goal of covering our full-year distribution for 2014 through a renewed focus on our core, fee-based pipeline and terminals businesses and by significantly reducing our exposure to margin-based operations.

“Record throughput volumes in both our pipeline and storage segments, the renewal of eight million barrels of storage at two key storage facilities, the completion of Phase 1 of our South Texas Crude Oil Pipeline Expansion and our new state-of-the-art dock in Corpus Christi, TX, all played a pivotal role in our return to distribution coverage. Distributable cash flow from continuing operations available to limited partners covers the distribution to the limited partners by 1.12 times for the fourth quarter of 2014 and by 1.04 times for the full-year 2014, our highest annual distribution coverage since 2011,” said Barron.

Barron went on to say, “Earlier this month, we announced that we acquired the remaining 50% interest in a refined products terminal in Linden, NJ, which is located in the New York Harbor. Owning this terminal outright provides synergies with our adjacent wholly owned terminal and may provide opportunities for future expansion. This transaction was immediately accretive.”

Fourth Quarter and Full Year Earnings Results

Fourth quarter earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $136.0 million, compared to fourth quarter 2013 negative EBITDA of $192.3 million. For the year ended December 31, 2014, the partnership reported $547.9 million of EBITDA from continuing operations, the highest we’ve reported in our history.

The partnership reported fourth quarter net income applicable to limited partners of $41.5 million, or $0.54 per unit, compared to a net loss applicable to limited partners of $368.3 million, or $4.73 per unit for the fourth quarter of 2013. Absent certain adjustments, fourth quarter 2013 adjusted net income applicable to limited partners would have been $16.6 million, or $0.21 per unit.

For the year ended December 31, 2014, the partnership reported net income applicable to limited partners of $163.3 million, or $2.10 per unit, compared to a net loss applicable to limited partners of $311.5 million, or $4.00 per unit, in 2013. Absent certain adjustments, 2013 adjusted net income applicable to limited partners would have been $58.8 million, or $0.75 per unit.
The partnership also announced that its board of directors has declared a fourth quarter 2014 distribution of $1.095 per unit. The fourth quarter 2014 distribution will be paid on February 13, 2015 to holders of record as of February 9, 2015.

2015 Earnings Guidance

“First quarter 2015 EBITDA results for our pipeline and storage segments should be higher than last year’s first quarter. Both segments should continue to benefit from increased throughput volumes from Phase 1 of our South Texas Crude Oil Pipeline System, which came online in the second quarter of 2014, while our storage segment will also benefit from incremental EBITDA associated with our recent acquisition of the Linden Terminal. First quarter 2015 EBITDA results for the fuels marketing segment should be comparable to last year’s first quarter,” said Barron.

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Commenting on full-year 2015 guidance, Barron said, “Our pipeline segment EBITDA should be $25 to $45 million higher than 2014, and storage segment EBITDA should be $10 to $30 million higher than 2014, while EBITDA in our fuels marketing segment is expected to be in the range of $20 to $30 million. Based on these projections, we expect to once again cover our distribution for the full-year 2015.”

With regard to capital spending projections for 2015, Barron went on to say, “We plan to spend $400 to $420 million on internal growth projects and acquisitions during 2015, while reliability capital spending is expected to be in the range of $40 to $50 million.”

Fourth Quarter Earnings Conference Call Details

A conference call with management is scheduled for 9:00 a.m. CT today, January 30, 2015, to discuss the financial and operational results for the fourth quarter of 2014. Investors interested in listening to the presentation may call 800/622-7620, passcode 63734023. International callers may access the presentation by dialing 706/645-0327, passcode 63734023. The partnership intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 63734023. International callers may access the playback by calling 404/537-3406, passcode 63734023. The playback will be available until 10:59 p.m. CT on February 27, 2015.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly by clicking here or by logging on to NuStar Energy L.P.’s Web site at www.nustarenergy.com.

The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s Web site at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has 8,643 miles of pipeline and 81 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 93 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s Web site at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2013 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Statement of Income Data:
Revenues:
Service revenues	$270,895	$237,216	$1,026,446	$938,138
Product sales	410,843	548,171	2,048,672	2,525,594
Total revenues	681,738	785,387	3,075,118	3,463,732
Costs and expenses:
Cost of product sales	389,020	525,760	1,967,528	2,453,997
Operating expenses	135,359	112,463	472,925	454,396
General and administrative expenses	27,070	25,108	96,056	91,086
Depreciation and amortization expense	48,943	45,805	191,708	178,921
Goodwill impairment loss	—	304,453	—	304,453
Total costs and expenses	600,392	1,013,589	2,728,217	3,482,853
Operating income (loss)	81,346	(228,202)	346,901	(19,121)
Equity in earnings (loss) of joint ventures	3,059	(13,341)	4,796	(39,970)
Interest expense, net	(31,735)	(34,270)	(131,226)	(127,119)
Interest income from related party	—	1,553	—	6,113
Other income, net	2,683	3,424	4,499	7,341
Income (loss) from continuing operations before income tax expense	55,353	(270,836)	224,970	(172,756)
Income tax expense	484	4,666	10,801	12,753
Income (loss) from continuing operations	54,869	(275,502)	214,169	(185,509)
Loss from discontinued operations, net of tax (Note 1)	(1,475)	(99,778)	(3,791)	(99,162)
Net income (loss)	$53,394	$(375,280)	$210,378	$(284,671)
Net income (loss) applicable to limited partners	$41,522	$(368,327)	$163,339	$(311,516)
Net income (loss) per unit applicable to limited partners
Continuing operations	$0.55	$(3.60)	$2.14	$(2.89)
Discontinued operations (Note 1)	(0.01)	(1.13)	(0.04)	(1.11)
Total	$0.54	$(4.73)	$2.10	$(4.00)
Weighted-average limited partner units outstanding	77,886,078	77,886,078	77,886,078	77,886,078

EBITDA from continuing operations (Note 2)	$136,031	$(192,314)	$547,904	$127,171
DCF from continuing operations (Note 2)	$108,173	$88,115	$405,890	$308,877

	December 31,
	2014	2013
Balance Sheet Data:
Debt, including current portion (a)	$2,826,452	$2,655,553
Partners’ equity (b)	1,716,210	1,903,794
Consolidated debt coverage ratio (Note 3)	4.0x	4.4x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Pipeline:
Refined products pipelines throughput (barrels/day)	533,521	514,975	510,737	487,021
Crude oil pipelines throughput (barrels/day)	490,969	377,937	437,757	365,749
Total throughput (barrels/day)	1,024,490	892,912	948,494	852,770
Throughput revenues	$130,812	$109,768	$477,030	$411,529
Operating expenses	44,421	31,769	154,106	134,365
Depreciation and amortization expense	20,036	18,832	77,691	68,871
Segment operating income	$66,355	$59,167	$245,233	$208,293
Storage:
Throughput (barrels/day)	918,929	807,414	887,607	781,213
Throughput revenues	$31,867	$27,629	$123,051	$104,553
Storage lease revenues	111,142	105,956	441,455	451,996
Total revenues	143,009	133,585	564,506	556,549
Operating expenses	74,952	71,596	277,554	279,712
Depreciation and amortization expense	26,368	24,439	103,848	99,868
Goodwill and asset impairment loss	—	304,453	—	304,453
Segment operating income (loss)	$41,689	$(266,903)	$183,104	$(127,484)
Fuels Marketing:
Product sales	$414,205	$549,167	$2,060,017	$2,527,698
Cost of product sales	392,734	530,197	1,983,339	2,474,612
Gross margin	21,471	18,970	76,678	53,086
Operating expenses	18,563	11,849	51,857	53,185
Depreciation and amortization expense	—	7	16	27
Segment operating income (loss)	$2,908	$7,114	$24,805	$(126)
Consolidation and Intersegment Eliminations:
Revenues	$(6,288)	$(7,133)	$(26,435)	$(32,044)
Cost of product sales	(3,714)	(4,437)	(15,811)	(20,615)
Operating expenses	(2,577)	(2,751)	(10,592)	(12,866)
Total	$3	$55	$(32)	$1,437
Consolidated Information:
Revenues	$681,738	$785,387	$3,075,118	$3,463,732
Cost of product sales	389,020	525,760	1,967,528	2,453,997
Operating expenses	135,359	112,463	472,925	454,396
Depreciation and amortization expense	46,404	43,278	181,555	168,766
Goodwill and asset impairment loss	—	304,453	—	304,453
Segment operating income (loss)	110,955	(200,567)	453,110	82,120
General and administrative expenses	27,070	25,108	96,056	91,086
Other depreciation and amortization expense	2,539	2,527	10,153	10,155
Consolidated operating income (loss)	$81,346	$(228,202)	$346,901	$(19,121)

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
The results of operations for the following have been reported as discontinued operations for all periods presented: (i) the San Antonio Refinery and related assets, which we sold on January 1, 2013, and (ii) certain storage assets that were classified as “Assets held for sale” on the consolidated balance sheet as of December 31, 2013.

(2)
NuStar Energy L.P. utilizes financial measures, earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, distributable cash flow (DCF) from continuing operations, DCF from continuing operations per unit, adjusted net income and adjusted net income per unit (EPU), which are not defined in U.S. generally accepted accounting principles (GAAP). Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. None of EBITDA from continuing operations, DCF from continuing operations, DCF from continuing operations per unit, adjusted net income and adjusted EPU are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of income (loss) from continuing operations to EBITDA from continuing operations and DCF from continuing operations:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Income (loss) from continuing operations	$54,869	$(275,502)	$214,169	$(185,509)
Plus interest expense, net and interest income from related party	31,735	32,717	131,226	121,006
Plus income tax expense	484	4,666	10,801	12,753
Plus depreciation and amortization expense	48,943	45,805	191,708	178,921
EBITDA from continuing operations	136,031	(192,314)	547,904	127,171
Equity in (earnings) loss of joint ventures	(3,059)	13,341	(4,796)	39,970
Interest expense, net and interest income from related party	(31,735)	(32,717)	(131,226)	(121,006)
Reliability capital expenditures	(10,373)	(11,600)	(28,635)	(39,939)
Income tax expense	(484)	(4,666)	(10,801)	(12,753)
Distributions from joint ventures	1,708	2,169	7,587	7,956
Other items (a)	11,686	315,718	19,732	311,675
Mark-to-market impact on hedge transactions (b)	4,399	(1,816)	6,125	(4,197)
DCF from continuing operations	$108,173	$88,115	$405,890	$308,877

Less DCF from continuing operations available to general partner	12,766	12,766	51,064	51,064
DCF from continuing operations available to limited partners	$95,407	$75,349	$354,826	$257,813

DCF from continuing operations per limited partner unit	$1.23	$0.97	$4.56	$3.31

(a)
Other items for the three months and year ended December 31, 2014 mainly consist of (i) a net increase in deferred revenue associated with throughput deficiency payments and construction reimbursements and (ii) a lower of cost or market adjustment of $3.8 million. Other items for the three months and year ended December 31, 2013 mainly consist of (i) a non-cash goodwill impairment charge totaling $304.5 million and (ii) an increase in deferred revenue associated with throughput deficiency payments and construction reimbursements received in the period.

(b)
DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes (continued):

The following is a reconciliation of net loss and EPU to adjusted net income and EPU:

	Three Months Ended December 31, 2013		Year Ended December 31, 2013
Net loss / EPU	$(375,280)	$(4.73)	$(284,671)	$(4.00)
Certain adjustments:
Goodwill and asset impairment loss	406,982	4.99	406,982	4.99
Gain on sale of certain assets	—	—	(9,295)	(0.12)
Other adjustments	(3,387)	(0.05)	(8,928)	(0.12)
Total certain adjustments	403,595	4.94	388,759	4.75
Adjusted net income	28,315		104,088
GP interest and incentive and noncontrolling interest	(11,751)		(45,251)
Adjusted net income / EPU applicable to limited partners	$16,564	$0.21	$58,837	$0.75

The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the year ended December 31, 2015:

	Pipeline Segment	Storage Segment
Projected incremental operating income	$ 15,000 - 30,000	$ 5,000 - 20,000
Plus projected incremental depreciation and amortization expense	10,000 - 15,000	5,000 - 10,000
Projected incremental EBITDA	$ 25,000 - 45,000	$ 10,000 - 30,000

The following is a reconciliation of projected operating income to projected EBITDA for our fuels marketing segment:

Year Ended December 31, 2015
Projected operating income	$ 20,000 - 30,000
Plus projected depreciation and amortization expense	—
Projected EBITDA	$ 20,000 - 30,000

(3)	The consolidated debt coverage ratio is calculated as consolidated debt to consolidated EBITDA, as defined in our $1.5 billion five-year revolving credit agreement.